UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2006

VITACUBE SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50875	84-1575085
(State of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

480 South Holly Street
Denver, CO 80246
(Address of principal executive offices, including zip code)

(303) 316-8577
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement

Mathis Amendment to Employment Agreement

Effective July 10, 2006, the Registrant entered into an Amendment to the Employment  Agreement with Earnest Mathis, Jr., the company’s Chairman and Chief Executive Officer, a copy of which has been filed herewith. The Amendment provides that Mr. Mathis will reduce his salary for a period of one year from the date of this Amendment from $150,000 to $75,000 upon the Employer granting options to the Employee to purchase 150,000 shares of the Employer’s common stock. These options contain customary piggyback registration rights. Additionally, for any month in the period June 2006 through May 2007 that the Company’s operating net cash flow for any month is greater than $17,000 positive, a bonus of $6,250 will be paid for each such month during the first pay period following that month.

Greenberg Amendment to Employment Agreement

Effective July 10, 2006, the Registrant entered into an Amendment to the Employment  Agreement with Sanford Greenberg, a copy of which has been filed herewith. The Amendment provides that Mr. Greenberg will reduce his salary for a period of one year from the date of this Amendment from $150,000 to $75,000 upon the Employer granting options to the Employee to purchase 150,000 shares of the Employer’s common stock. These options contain customary piggyback registration rights. Additionally, for any month in the period June 2006 through May 2007 that the Company’s operating net cash flow for any month is greater than $17,000 positive, a bonus of $6,250 will be paid for each such month during the first pay period following that month.

Pougnet Amendment to Employment Agreement

Effective July 10, 2006, the Registrant entered into an Amendment to the Employment  Agreement with John D. Pougnet, the company’s Chief Financial Officer, a copy of which has been filed herewith. The Amendment provides that Mr. Pougnet will reduce his salary for a period of one year from the date of this Amendment from $140,000 to $90,000 upon the Employer granting options to the Employee to purchase 100,000 shares of the Employer’s common stock. These options contain customary piggyback registration rights. Additionally, for any month in the period June 2006 through May 2007 that the Company’s operating net cash flow for any month is greater than $17,000 positive, a bonus of $4,167 will be paid for each such month during the first pay period following that month.

Item 5.02 (d)   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 10, 2006 the registrant appointed Mr. AJ Robbins to the Board of Directors as an independent director. Mr. Robbins will also serve on the Company’s Audit Committee as its Chairman and on the Compensation Committee.

Item 8.01            Other Events

On July 11, 2006 the Registrant issued a press release in connection with its appointment of Mr. AJ Robbins to the Board of Directors and the growth in independent distributors for the month of June 2006, a copy of which has been filed herewith.

Item 9.01            Financial Statements and Exhibits

(d)   Exhibits

10.1        Mathis Amendment to Employment Agreement.

10.2        Greenberg Amendment to Employment Agreement.

10.3        Pougnet Amendment to Employment Agreement.

99.1        Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: July 14, 2006	VITACUBE SYSTEMS HOLDINGS, INC.

	By:	/s/ John D. Pougnet
John D. Pougnet
Chief Financial Officer